UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 10, 2021

DORMAN PRODUCTS, INC.

(Exact name of registrant as specified in its charter)

Pennsylvania	000-18914	23-2078856
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3400 East Walnut Street Colmar, Pennsylvania	18915
(Address of principal executive offices)	(Zip Code)

(215) 997-1800

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (*230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (*240.12b-2 of this chapter).

☐ Emerging growth company

☐ If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	DORM	The Nasdaq Global Select Market

INTRODUCTORY NOTE

On August 10, 2021, Dorman Products, Inc., a Pennsylvania corporation (“Dorman”), completed its previously announced acquisition of DPL Holding Corporation, a Delaware corporation (“Dayton Parts”), pursuant to the terms of the Merger Agreement (as defined below).

Item 1.01 Entry into a Material Definitive Agreement.

On August 10, 2021 (the “Closing Date”), Dorman entered into a Credit Agreement (the “Credit Agreement”) by and among Dorman, the lenders from time to time party thereto, and Bank of America, N.A., as administrative agent, which provides for a $600 million revolving credit facility, including a letter of credit sub-facility of up to $60 million. The revolving credit facility matures on the five-year anniversary of the Closing Date and is guaranteed by Dorman’s material domestic subsidiaries (together with Dorman, the “Credit Parties”) and is supported by a security interest in substantially all of the Credit Parties’ personal property and assets, subject to certain exceptions.

Proceeds of the loans borrowed under the Credit Agreement on the Closing Date were used to fund, in part, the transactions contemplated by the Merger Agreement, including the consummation of the Merger (as defined below) and the repayment of Dayton Parts’ existing credit facility, and to pay related fees and expenses. Proceeds of any loans or letters of credit borrowed after the Closing Date under the Credit Agreement will be used for general corporate purposes.

Borrowings under the Credit Agreement bear interest at a rate per annum equal to, at Dorman’s option, either a LIBOR rate (subject to a 0.00% floor) or a base rate, in each case plus an applicable margin of, initially (i) in the case of LIBOR rate, 1.250% or (ii) in the case of base rate loans, 0.250%. The applicable margin for (i) base rate loans ranges from 0.000% to 1.000% per annum and (ii) for LIBOR loans ranges from 1.000% to 2.000% per annum, in each case, based on the Total Net Leverage Ratio (as defined in the Credit Agreement). The commitment fee is initially equal to 0.150% and thereafter ranges from 0.125% to 0.250% based on the Total Net Leverage Ratio (as defined in the Credit Agreement).

The foregoing description of the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the Credit Agreement, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 2.01. Completion of Acquisition or Disposition of Assets.

On August 10, 2021, Dorman completed its previously announced acquisition of Dayton Parts pursuant to the terms of the Agreement and Plan of Merger, dated as of June 25, 2021 (the “Merger Agreement”), by and among Dorman, Senators Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Dorman (“Merger Sub”), Dayton Parts, and SBF II Representative Corp., a Delaware corporation acting solely in its capacity as the equityholder representative. Pursuant to the Merger Agreement, Merger Sub merged with and into Dayton Parts (the “Merger”), with Dayton Parts surviving the Merger and becoming a wholly-owned subsidiary of Dorman, for an aggregate consideration of $338 million, subject to certain adjustments based on, among other things, the amount of cash, debt and working capital in the business of Dayton Parts as of the closing of the Merger.

The foregoing description of the Merger Agreement and the transactions contemplated thereby, including the Merger, does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement. A copy of the Merger Agreement was attached as Exhibit 2.1 to Dorman’s Current Report on Form 8-K filed with the Securities and Exchange Commission on June 25, 2021 and is incorporated herein by reference.

Item 7.01 Regulation FD.

On August 10, 2021, Dorman issued a press release in connection with the completion of the Merger. A copy of the press release is attached hereto as Exhibit 99.1.

The information under this Item 7.01, including the press release attached hereto as Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 8.01. Other Events.

To the extent required, the information included in Item 7.01 of this Current Report on Form 8-K is incorporated into this Item 8.01.

Indebtedness

On the Closing Date, Dorman prepaid and terminated its Credit Agreement, dated as of December 7, 2017 (the “Existing Credit Facility”) by and among Dorman, the lenders from time to time party thereto and Wells Fargo Bank, N. A., as administrative agent. The prepayment price included only accrued and unpaid interest and fees outstanding prior to the Closing Date, as there were no loans outstanding under the Existing Credit Facility.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated June 25, 2021 by and among Dorman Products, Inc., Senators Merger Sub, Inc., DPL Holding Corporation and SBF II Representative Corp., solely in its capacity as the Equityholder Representative (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on June 25, 2021). *

10.1	Credit Agreement, dated August 10, 2021 by and among Dorman Products, Inc., the lenders from time to time party thereto, and Bank of America, N.A., as administrative agent. *

99.1	Press Release dated August 10, 2021.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*

The schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Dorman agrees to furnish a copy of such schedules and exhibits, or any section thereof, to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DORMAN PRODUCTS, INC.

Date: August 10, 2021	By:	/s/ David M. Hession
	Name:	David M. Hession
	Title:	Senior Vice President, Chief Financial Officer and Treasurer